                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305 (B)(2)

                THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
                -------------------------------------------------
               (Exact name of trustee as specified in its charter)

                  New York                                      13-5691211
             -----------------                               ----------------
(Jurisdiction of incorporation or organization               (I.R.S. employer
          if not a U.S. national bank)                    Identification number)

                One Liberty Plaza
                  New York, N.Y.                                    10006
                  --------------                                 ------------
              (Address of principal                               (Zip code)
                 executive office)


                                       N/A

             Name, address and telephone number of agent for service

                              MobiFon Holdings B.V.
                              ---------------------
               (Exact name of obligor as specified in its charter)

                                   Netherlands
                                   -----------
         (State or other jurisdiction of incorporation or organization)

                                       N/A
                                       ---
                      (I.R.S. employer identification no.)
                               C/o ClearWave N.V.
                               World Trade Center
                               Strawinskylaan 707

                Amsterdam, The Netherlands                      1077XX
                --------------------------                      ------
          (Address of principal executive offices)           (Postal Code)

                              SERIES A AND SERIES B
                          12.50% Senior Notes due 2010
                          ----------------------------
                       (Title of the indenture securities)

Item 1.   General Information
          -------------------
          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.
                         Board of Governors of the Federal Reserve
                         System Washington, D.C.

                         State of New York Banking Department
                         State House, Albany, N.Y.

          (b)  Whether it is authorized to exercise corporate trust powers.
                   The Trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliation with the Obligor.
          -----------------------------
          If the obligor is an affiliate of the trustee, describe each such affiliation.
                   The obligor is not an affiliate of the Trustee.

Item 3 through Item 15. Not applicable.

Item 16.  List of Exhibits.
          -----------------
          List below all exhibits filed as part of this statement of eligibility.


          Exhibit 1 - Copy of the Organization Certificate of the Trustee as now
                      in effect.
                      (Exhibit 1 to T-1 to Registration Statement No. 333-6688).

          Exhibit 2 - Copy of the Certificate of Authority of the Trustee to
                      commerce business.
                      (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

          Exhibit 3 - None; authorization to exercise corporate trust powers is contained in the documents identified above as
                      Exhibit 1 and 2.

          Exhibit 4 - Copy of the existing By-Laws of the Trustee. (Exhibit 4 to
                      T-1 to Registration Statement No. 333-6688).

          Exhibit 5 - No Indenture referred to in Item 4.

          Exhibit 6 - The consent of the Trustee required by Section 321 (b)
                      of the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to Registration Statement No. 333-27685).

          Exhibit 7 - Copy of the latest Report of Condition of the Trustee as of June 30, 2003

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 17th day of September, 2003.



                                                   THE BANK OF NOVA SCOTIA TRUST
                                                         COMPANY OF NEW YORK


                                                   By: /S/ John F. Neylan
                                                       -------------------------
                                                       John F. Neylan
                                                       Trust Officer

The Bank of Nova Scotia Trust Company of New York
-------------------------------------------------
Legal Title of Bank

New York
-------------------------------------------------
City

New York    10006
-------------------------------------------------
State       Zip Code

FDIC Certificate Number /_/_/_/_/_/


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

                                                                     Dollar Amounts in Thousands   RCON   Bil   Mil   Thou
                                                                                                   ----   ---   ---   ----
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):
      a.    Noninterest-bearing balances and currency and coin(1).................................  0081    7   485    1.a.
      b.    Interest-bearing balances(2)..........................................................  0071    6   000    1.b.
2.    Securities:
      a.    Held-to-maturity securities (from Schedule RC-B, column A)............................  1754    4   216    2.a.
      b.    Available-for-sale securities (from Schedule RC-B, column D)..........................  1773          0    2.b.
3.    Federal funds sold and securities purchased under agreement to resell                         1350
      a.    Federal Funds sold....................................................................  B987    6   000    3.a.
      b.    Securities purchased under agreements to resell.......................................  B989          0    3.b.
4.    Loans and lease financing receivable (from Schedule RC-C):
      a.    Loans and leases held for sale........................................................  5369          0    4.a.
      b.    Loans and leases, net of unearned income .............................................  B528               4.b.
      c.    LESS: Allowance for loan and lease losses ............................................  3123               4.c.
      d.    Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)...........  B529          0    4.d.
5.    Trading assets (from Schedule RC-D).........................................................  3545          0    5.
6.    Premises and fixed assets (including capitalized leases)....................................  2145          0    6.
7.    Other real estate owned (from Schedule RC-M)................................................  2150          0    7.
8.    Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)....  2130          0    8.
9.    Customers' liability to this bank on acceptances outstanding................................  2155          0    9.
10.   Intangible assets:
      a.    Goodwill..............................................................................  3163          0   10.a.
      b.    Other intangible assets (from Schedule RC-M)..........................................  0426          0   10.b.
11.   Other assets (from Schedule RC-F)...........................................................  2160         79   11.
12.   Total assets (sum of items 1 through 11) ...................................................  2170   23   780   12.

-----
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.



SCHEDULE RC-CONTINUED

                                                                     Dollar Amounts in Thousands   RCON   Bil   Mil  Thou
                                                                                                   ----   ---   ---  ----
LIABILITIES
13.   Deposits:
      a.    In domestic offices (sum of totals of columns A and C from Schedule RC-E)............  2200    9    890  13.a.
            (1)   Noninterest-bearing(l).........................................................  6631    9    890  13.a.(1)
            (2)   Interest-bearing...............................................................  6636              13.a.(2)
      b.    Not applicable

14.   Federal funds purchased and securities sold under agreements to repurchase                   2800          0   14.
      a.    Federal Funds purchased(2)...........................................................  B993          0   14.a.
      b.    Securities sold under agreements to purchase(3)......................................  B995          0   14.b.
15.   Trading liabilities (from Schedule RC-D)...................................................  3548          0   15.
16.   Other borrowed money (includes mortgage indebtedness and obligations under capitalized
        leases (from Schedule RC-M)..............................................................  3190          0   16.
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding...................................  2920          0   18.
19.   Subordinated notes and debentures(4).......................................................  3200          0   19.
20.   Other liabilities (from Schedule RC-G).....................................................  2930        527   20.
21.   Total liabilities (sum of items 13 through 20).............................................  2948   10   417   21.
22.   Minority interest in consolidated subsidiaries.............................................  3000          0   22.

EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus..............................................  3838          0   23.
24.   Common stock...............................................................................  3230    1   000   24.
25.   Surplus (exclude all surplus related to preferred stock)...................................  3839   10   030   25.
26.   a.    Retained earnings....................................................................  3632    2   333   26.a.
      b.    Accumulated other comprehensive incomes(3)...........................................  B530          0   26.b.
27.   Other equity capital components(4).........................................................  A130          0   27.
28.   Total equity capital (sum of items 23 through 27)..........................................  3210   13   363   28.
29.   Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28).....  3300   23   780   29.

Memorandum
To be reported with the March Report of Condition.

                                                                                                  RCON       Number
                                                                                                  ----       ------

1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by
      independent external auditors as of any date during 2002..................................  6724         M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report an the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =     Review of the bank's financial statements by external auditors

7 =     Compilation of the bank's financial statements by external auditors

8 =     Other audit procedures (excluding tax preparation work)

9 =     No external audit work

-----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)     Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(4)     Includes treasury stock and unearned Employee Stock Ownership Plans